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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CNL American Properties Fund, Inc.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Maryland                                     59-3239115
----------------------------------------          ------------------------------
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                        Identification no.)

       450 South Orange Avenue
           Orlando, Florida                                   32801
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(Address of principal executive offices)                    (zip code)



     If this Form relates to the                If this Form relates to the
     registration of a class of                 registration of a class of
     securities pursuant to Section             securities pursuant to Section
     12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
     effective pursuant to General              effective pursuant to General
     Instruction A.(c), please check            Instruction A.(d), please check
     the following box. [_]                     the following box. [_]


     Securities Act registration statement file numbers to which this form relates: 33-78790, 333-15411, 333-37657, 333-74329

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                          Name of Each Exchange on Which
     to be so Registered                          Each Class is to be Registered
     -------------------                          ------------------------------

     Common Stock (par value $0.01 per share)     New York Stock Exchange
     ----------------------------------------     -----------------------

     Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------
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Information concerning the Common Stock, par value $0.01 per share, of CNL
American Properties Fund, Inc. (the "Company") to be registered hereunder is incorporated by reference to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement on Form S-4, as amended from time to time (Registration No. 333-74329), filed by the Company under the Securities Act of 1933, as amended.

Item 2.   Exhibits.
          ---------

The Company's Registration Statement on Form S-4, as amended from time to time (Registration No. 333-74329), is incorporated herein by this reference.

The Amended and Restated Articles of Incorporation of the Company are incorporated herein by this reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended from time to time (Registration No. 333-74329).

The Bylaws of the Company are incorporated herein by this reference to Exhibit
3.2 to the Company's Registration Statement on Form S-4, as amended from time to time (Registration No. 333-74329).

A specimen certificate of the Common Stock of the Company is incorporated herein by this reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4, as amended from time to time (Registration No. 333-74329).




                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CNL AMERICAN PROPERTIES FUND, INC.



Date:  December   , 1999                    By:  /s/ Curtis B. McWilliams
                --                               ------------------------
                                                 Curtis B. McWilliams
                                                 Chief Executive Officer